UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 7, 2019
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 325-2265

(Former name or former address, if changed since last report)
(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, the Board of Directors of S&T Bancorp, Inc. (“S&T”) appointed David G. Antolik as president of S&T and accepted the resignation of Todd D. Brice as president. Mr. Brice will continue his role as CEO of S&T.

Mr. Antolik, 52, has served as senior executive vice president, chief lending officer of S&T for the past 11 years and has been with S&T for 29 years. He earned his B.S. in Finance from Indiana University of Pennsylvania in 1988 and was honored with the 2016 IUP Distinguished Alumni Award for Service. He currently acts as the Vice Chairman of the IUP Research Institute and is a member of the Indiana County Development Corporation’s Board of Directors.
Mr. Antolik was also appointed president of S&T’s wholly owned subsidiary, S&T Bank.
A copy of the January 7, 2019 press release announcing this management change is attached as Exhibit 99.1 to this Form 8-K report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description
99.1        Press Release dated January 7, 2019 titled “S&T Bank Appoints David G. Antolik to President”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
January 7, 2019	Mark Kochvar Senior Executive Vice President, Chief Financial Officer